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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP



                               December 21, 1999



NetZero, Inc.
2555 Townsgate Road
Westlake Village, California 91361

         Re: NetZero, Inc.- Registration Statement for Offering of an Aggregate of 48,767 SHARES OF COMMON STOCK

Dear Ladies and Gentlemen:

         We have acted as counsel to NetZero, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 48,767 shares of the Company's common stock (the "Shares") issuable pursuant to outstanding options under the AimTV, Inc. (formerly FreeRider.net, Inc.) 1999 Stock
Option Plan as assumed by the Company in connection with the Company's acquisition of AimTV, Inc (the "Assumed Plan").

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the Company's assumption of the Assumed Plan and the options outstanding thereunder. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements evidencing the outstanding options under the Assumed Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Assumed Plan or the Shares.



                                Very truly yours,


                                BROBECK, PHLEGER & HARRISON LLP